Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Investor Relations (408) 523-2161

INTUITIVE SURGICAL ANNOUNCES SECOND QUARTER EARNINGS

SUNNYVALE, CALIF. July 18, 2013 – Intuitive Surgical, Inc. (NASDAQ: ISRG), the industry leader in robotic-assisted surgery, today reported second quarter of 2013 revenue, consistent with its July 8th release, of $579 million, up approximately 8% compared with $537 million for the second quarter of 2012.

Second quarter of 2013 instruments and accessories revenue increased 18% to $265 million from $224 million in the second quarter of 2012. The growth in instruments and accessories revenue is the result of growth in da Vinci® surgical procedures and increased utilization of new products. da Vinci surgical procedures grew approximately 18% in the second quarter of 2013 compared to the second quarter of 2012, driven primarily by growth in general surgery, U.S. gynecology and international urology procedures, partially offset by a decline in U.S. prostatectomy procedures.

Second quarter of 2013 systems revenue was $216 million, a decrease of 6%, compared with $229 million during the second quarter of 2012. During the second quarter of 2013, we sold 143 da Vinci Surgical Systems compared with sales of 150 systems during the same period last year. Second quarter of 2013 service revenue increased 18% to $98 million from $83 million during the second quarter of 2012, reflecting growth in the installed base of da Vinci Surgical Systems.

Second quarter of 2013 operating income decreased to $219 million from $225 million in the second quarter of 2012. Operating results for the second quarter of 2013 included $39 million of non-cash stock-based compensation expense compared with $33 million for the second quarter of 2012.

Intuitive Surgical’s income tax rate for the second quarter of 2013 was 28.6% compared with 32.4% for the second quarter of 2012.

Second quarter of 2013 net income was $159 million, or $3.90 per diluted share, compared with $155 million, or $3.75 per diluted share, for the second quarter of 2012.

Intuitive Surgical ended the second quarter of 2013 with $3.0 billion in cash, cash equivalents and investments, reflecting a decrease of $89 million during the quarter. $270 million in cash was used to repurchase approximately 546,000 shares of Intuitive Surgical’s common stock in the second quarter of 2013 at an average price of $494 per share.

Intuitive Surgical will also announce these results at a conference call today at 1:30 pm PDT. The dial-in numbers for the call are (800) 230-1092 for participants located in the United States and (612) 288-0337 for participants located outside the United States. The host is Dr. Gary Guthart. To access financial information that will be discussed on the call, please visit Intuitive Surgical’s website at www.intuitivesurgical.com.

About Intuitive Surgical, Inc.

Intuitive Surgical, Inc. (Nasdaq: ISRG), headquartered in Sunnyvale, Calif., is the global leader in robotic-assisted, minimally invasive surgery. Intuitive Surgical develops, manufactures and markets the da Vinci Surgical System. Intuitive Surgical’s mission is to extend the benefits of minimally invasive surgery to those patients who can and should benefit from it.

About the da Vinci Surgical System

The da Vinci Surgical System is a surgical platform designed to enable complex surgery using a minimally invasive approach. The da Vinci Surgical System consists of an ergonomic surgeon console or consoles, a patient-side cart with three or four interactive arms, a high-performance vision system and proprietary EndoWrist® instruments. Powered by state-of-the-art technology, the da Vinci Surgical System is designed to scale, filter and seamlessly translate the surgeon’s hand movements into more precise movements of the EndoWrist instruments. The net result is an intuitive interface with improved surgical capabilities. By providing surgeons with superior visualization, enhanced dexterity, greater precision and ergonomic comfort, the da Vinci Surgical System makes it possible for skilled surgeons to perform more minimally invasive procedures involving complex dissection or reconstruction. For more information about clinical evidence related to da Vinci Surgery, please visit www.intuitivesurgical.com/company/clinical-evidence/

da Vinci® and EndoWrist® are trademarks of Intuitive Surgical, Inc.

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This press release contains forward-looking statements. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including the following: the impact of global and regional economic and credit market conditions on health care spending; health care reform legislation in the United States and its impact on hospital spending, reimbursement and fees which will be levied on certain medical device revenues; decreases in hospital admissions and actions by payers to limit or manage surgical procedures; timing and success of product development and market acceptance of developed products; procedure counts; regulatory approvals, clearances and restrictions; guidelines and recommendations in the health care and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which we operate; unanticipated manufacturing disruptions or the inability to meet demand for products; the results of legal proceedings to which we are or may become a party; product liability and other litigation claims; adverse publicity regarding the Company and the safety of our products and adequacy of training; our ability to expand into foreign markets; and other risk factors under the heading “Risk Factors”’ in our report on Form 10-K for the year ended December 31, 2012, as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Statements concerning forecasts, revenue growth, procedure growth, future financial results and statements using Words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted” and similar words and expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.

INTUITIVE SURGICAL, INC.

UNAUDITED QUARTERLY CONSOLIDATED STATEMENTS OF INCOME

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three months ended
	June 30,	March 31,	June 30,
	2013	2013	2012
Revenue:
Instruments and accessories	$264.5	$261.1	$223.7
Systems	215.9	255.9	229.4
Services	98.1	94.4	83.4

Total revenue	578.5	611.4	536.5
Cost of revenue:
Product	140.9	146.3	122.9
Service	32.4	30.8	27.2

Total cost of revenue (1)	173.3	177.1	150.1
Gross profit	405.2	434.3	386.4
Operating expenses:
Selling, general, and administrative	145.5	141.5	120.9
Research and development	41.2	41.6	40.2

Total operating expenses (1)	186.7	183.1	161.1
Income from operations (2)	218.5	251.2	225.3
Interest and other income (expense), net	4.3	4.3	4.0

Income before taxes	222.8	255.5	229.3
Income tax expense	63.7	66.6	74.4

Net income	$159.1	$188.9	$154.9

Net income per share:
Basic	$3.99	$4.69	$3.88

Diluted	$3.90	$4.56	$3.75

Shares used in computing net income per share:
Basic	39.9	40.3	39.9

Diluted	40.8	41.4	41.3

(1) Includes share-based compensation expense as follows:
Total cost of revenue	$7.1	$6.8	$5.8
Total operating expenses	$31.6	$31.4	$27.5
(2) Includes amortization of purchased intangibles as follows:
Income from operations	$5.7	$5.6	$6.1

INTUITIVE SURGICAL, INC.

UNAUDITED SIX MONTHS ENDED CONSOLIDATED STATEMENTS OF INCOME

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Six months ended
	June 30,
	2013	2012
Revenue:
Instruments and accessories	$525.6	$431.5
Systems	471.8	436.0
Services	192.5	164.2

Total revenue	1,189.9	1,031.7
Cost of revenue:
Product	287.2	234.6
Service	63.2	54.8

Total cost of revenue (1)	350.4	289.4
Gross profit	839.5	742.3
Operating expenses:
Selling, general, and administrative	287.0	245.1
Research and development	82.8	78.6

Total operating expenses (1)	369.8	323.7
Income from operations (2)	469.7	418.6
Interest and other income (expense), net	8.6	7.8

Income before taxes	478.3	426.4
Income tax expense	130.3	128.0

Net income	$348.0	$298.4

Net income per share:
Basic	$8.68	$7.52

Diluted	$8.47	$7.26

Shares used in computing net income per share:
Basic	40.1	39.7

Diluted	41.1	41.1

(1) Includes share-based compensation expense as follows:
Total cost of revenue	$13.9	$11.7
Total operating expenses	$63.0	$56.0
(2) Includes amortization of purchased intangibles as follows:
Income from operations	$11.3	$12.0

INTUITIVE SURGICAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(IN MILLIONS)

	June 30, 2013	December 31, 2012
Cash, cash equivalents and investments	$3,027.2	$2,920.5
Accounts receivable, net	358.6	370.3
Inventories	169.3	121.5
Property, plant and equipment, net	267.6	241.8
Goodwill	137.4	138.1
Deferred tax assets	115.7	96.3
Other assets	125.5	170.7

Total assets	$4,201.3	$4,059.2

Accounts payable and other accrued liabilities	$284.3	$292.7
Deferred revenue	198.2	186.4

Total liabilities	482.5	479.1
Stockholders’ equity	3,718.8	3,580.1

Total liabilities and stockholders’ equity	$4,201.3	$4,059.2